Exhibit 10.3

SECURED PROMISSORY NOTE AND SECURITY AGREEMENT CANCELLATION AGREEMENT

THIS SECURED PROMISSORY NOTE AND SECURITY AGREEMENT CANCELLATION AGREEMENT (the “Agreement”) is entered into as of June 30, 2022 (the “Effective Date”) by and between Bitech Technologies Corp., a Delaware corporation (formerly, Spine Injury Solutions, Inc.) (“Bitech”), Quad Video Halo, Inc., a Texas Corporation (“Quad”), Quad Video Holdings Corporation (“Quad Holdings”) and Peter L. Dalrymple (“Dalrymple”). Bitech, Quad and Dalrymple are collectively referred to as the “Parties” and individually as a “Party”.

W I T N E S S E T H:

WHEREAS, Quad, Quad Video Holdings Corporation and Dalrymple are parties to an Asset Purchase Agreement dated as of the date hereof (the “Purchase Agreement”);

WHEREAS, Bitech and Quad are Parties to that Secured Promissory Note issued by Bitech to Dalrymple dated August 31, 2020, as amended on October 29, 2021 and on March 31, 2022, and which has been assigned by Dalrymple to Quad as of Effective Date (collectively, the “Note”);

WHEREAS, Bitech, Quad and Dalrymple are Parties to that certain Security Agreement dated August 31, 2020, as amended on March 31, 2022 (collectively, the “Security Agreement”);

WHEREAS, Dalrymple assigned the Note to Quad Holdings pursuant to a Note Assignment Agreement entered into among Dalrymple, Quad and Quad Holdings (the “Note Assignment Agreement”); and

WHEREAS, the Parties have agreed to cancel the Note and the Security Agreement in accordance with the terms and conditions set forth herein and as provided for in the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration of TEN ($10.00) DOLLARS in hand paid by each Party to the other, and other mutual covenants and agreements set forth herein (the receipt and sufficiency of which are hereby acknowledged), the Parties hereby agree as follows:

1.	Confirmations. The foregoing recitals are true and correct and are incorporated herein by reference.

2.	Definitions. All capitalized terms not defined herein shall have the meaning ascribed to them in the Purchase Agreement, the Note or the Security Agreement.

3.	Termination Date. The Note, including the entire outstanding principal balance and any accrued and unpaid interest thereon as of the Effective date along with the Security Agreement are hereby cancelled in all respects and the Note and all accrued and unpaid interest thereon shall be deemed paid in full as of the Effective Date (“Termination Date”).

4.	Representation of the Parties. Each Party represents that it has not made any assignment, transfer, conveyance, or other disposition of the Note or the Security Agreement nor any interest in the Note or Security Agreement, or any claim, demand, obligation, liability, action, or cause of action arising from the Note or the Security Agreement except as provided for in the Note Assignment Agreement. Each of the Parties hereto hereby represents that it has in itself an absolute right, power and authority to enter into this Agreement for the termination of the Note and the Security Agreement as of the Termination Date and there are no consents which are necessary for this Agreement to be executed, delivered, performed and enforced in accordance with its terms.

5.	Attorneys’ Fees. If either Party commences an action against the other Party arising out of, or in connection with this Agreement, the prevailing Party shall be entitled to recover from the losing Party reasonable attorneys’ fees and costs at the pre-trial, trial and appellate levels.

6.	Further Assurances. Each Party agrees to cooperate with the other and to execute and deliver, at its sole expense, all such further instruments and documents and do all such further acts and things as such Party may be reasonably requested to do from time to time by the other Party, to carry out the provisions and objectives of this Agreement.

7.	Successors and Assigns. This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, successors and assigns.

8.	Entire Understanding. This Agreement constitutes the entire understanding and agreement of the Parties with respect to the cancellation of the Note and termination of the Security Agreement described herein.

9.	Counterparts. Counterparts, each of which when so executed sand delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Bitech Technologies Corp.

By:	/s/ Benjamin Tran	/s/ Peter L. Dalrymple
Name:	Benjamin Tran	Peter L. Dalrymple
Title:	Chief Executive Officer

Quad Video Halo, Inc.,		Quad Video Holdings Corporation

By:	/s/ Benjamin Tran	By:	/s/ Bryan C. Becker
Name:	Benjamin Tran	Name:	Bryan C. Becker
Title:	President	Title:	Chief Executive Officer

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